UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2025

Blackstone Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 24th Floor

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	BXMT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2025, the Board of Directors (the “Board”) of Blackstone Mortgage Trust, Inc. (the “Company”) approved an increase in the number of directors constituting the full Board from eight to nine and elected Jean Hsu to fill the vacancy created by such increase.

Ms. Hsu has over 25 years of global investment experience across fixed income, real estate, private credit and structured products, as well as deep public and private market expertise. Most recently, she served as Head of Private Debt and a member of the Investment Office leadership team at California Public Employees’ Retirement System (“CalPERS”), the nation’s largest defined-benefit public pension fund, until her retirement in July 2024. During her over 20 years at CalPERS, Ms. Hsu previously held several other senior roles, including Managing Investment Director and Head of Opportunistic Strategies, where she launched the commercial real estate lending portfolio. Earlier, as a Portfolio Manager for CalPERS’ Global Fixed Income strategy, she led CalPERS’ effort in participating in the Term Asset-Backed Securities Loan Facility during the great financial crisis, and subsequently built the collateralized loan obligation program. Ms. Hsu has served as a member of the Board of Directors of Antares Private Credit Fund since June 2025. Ms. Hsu received a Bachelor of Laws from National Taiwan University and practiced law with a focus on banking, securities and corporate finance. She also holds a Master of Business Administration from the Wharton School at the University of Pennsylvania and is a Fulbright Scholar.

The selection of Ms. Hsu to serve as a director of the Company was not pursuant to any arrangement or understanding with any other person. There are no family relationships between Ms. Hsu and any director or executive officer of the Company and there are no transactions between Ms. Hsu and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

For her service as a director, Ms. Hsu will be entitled to receive the compensation for non-employee directors described under the heading “Executive Compensation—Non-Employee Director Compensation” in the Company’s definitive proxy statement on Schedule 14A relating to the Company’s 2025 annual meeting of stockholders filed with the Securities and Exchange Commission on April 30, 2025, which description is incorporated herein by reference, as amended or supplemented by the Board.

Item 7.01	Regulation FD Disclosure.

On October 22, 2025, the Company issued a press release announcing the election of Ms. Hsu to serve as a director. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Blackstone Mortgage Trust, Inc. dated October 22, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE MORTGAGE TRUST, INC.

Date: October 22, 2025

	By:	/s/ Scott Mathias
	Name:	Scott Mathias
	Title:	Chief Compliance Officer and Secretary